INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Sue Martenson - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-8158
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES FIRST QUARTER RESULTS

San Jose, Calif., April 25, 2013 — Altera Corporation (NASDAQ: ALTR) today announced first quarter sales of $410.5 million, down 7 percent from the fourth quarter of 2012 and up 7 percent from the first quarter of 2012. First quarter net income was $120.2 million, $0.37 per diluted share, compared with net income of $120.8 million, $0.37 per diluted share, in the fourth quarter of 2012 and $115.8 million, $0.35 per diluted share, in the first quarter of 2012.

Cash flow from operating activities was $149.5 million. Altera ended the quarter with $3.8 billion in cash and investments.

Altera's board of directors has declared a quarterly cash dividend of $0.10 per share, to be paid on June 3, 2013 to stockholders of record on May 10, 2013.

"The quarter's overall sales were roughly as expected and represent the low point in the recent communications equipment and industrial cycles. We expect second quarter growth in these markets," said John Daane, president, chief executive officer, and chairman of the board. "Development work for our next generation products is well under way. Using TSMC's 55 nm EmbFlash and their 20 nm planar technology plus Intel's 14 nm Tri-Gate process, we expect to have an optimized, competitively differentiated set of offerings, with notable performance improvements across all our products. As the only major FPGA company with access to the second-generation Tri-Gate process, we will benefit from much reduced implementation risk, the unique finFET power, performance and density advantages, and process availability long before any comparable alternative."

Several recent accomplishments mark the company's continuing progress:

•
Altera and Intel jointly announced that the companies have entered into an agreement for the future manufacture of certain Altera FPGAs on Intel's 14 nm Tri-Gate transistor technology. Altera is the only major FPGA company with access to this technology, significantly strengthening the company's next-generation competitive position. These 14 nm products target ultra-high-performance systems for military, wireline communications, cloud computing, and computer and storage applications, and will enable breakthrough levels of performance and power efficiencies not otherwise possible. Extending the company's tailored architecture approach, Altera's next- generation products will now utilize this 14 nm technology in addition to previously announced 20 and 55 nm devices supplied by TSMC.

•
Altera reached another significant milestone in transceiver technology by demonstrating the industry's first programmable device with 32-Gbps transceiver technology capabilities. The demonstration uses a 20 nm device based on TSMC's 20SoC process technology and is a positive indicator to the more than 500 customers in Altera's early access program who are looking to use Altera devices in the development of performance-demanding, bandwidth-centric applications. Altera has a proven track record in integrating leading-edge transceiver technology into its devices. Altera is the only company today shipping production 28 nm FPGAs with monolithically integrated low-power transceivers operating at 28 Gbps.

•
Extending a 20-year relationship that has resulted in repeated semiconductor industry innovations, Altera and TSMC's technology collaboration now extends to Altera's use of TSMC's 55 nm Embedded Flash (EmbFlash) technology. Programmable devices based on TSMC's 55 nm EmbFlash target a wide range of low-power, high-volume applications in a variety of markets, including automotive and industrial. Compared to prior-generation embedded flash technology, TSMC's 55 nm EmbFlash delivers faster computing, increases gate density 10 times and shrinks flash and SRAM cell sizes by 70 and 80 percent respectively.

•
Altera has acquired TPACK, previously a wholly-owned subsidiary of Applied Micro Circuits Corporation. With FPGA-based optical transport network (OTN) intellectual property targeting packet and optical networking equipment suppliers, TPACK enables Altera to accelerate and expand its OTN solutions road map. TPACK OTN solutions are available today as SoftSilicon® products, built on Altera FPGAs and in production for many years. TPACK's engineers will make Altera more responsive to the OTN industry's evolution beyond 100G by delivering flexible solutions not possible in fixed-function ASSPs.

SELECTED FIRST QUARTER REVENUE AND RELATED RESULTS

Key New Product Devices	Sequential Comparisons
Stratix V	35%
Stratix IV	(23)%
Arria II	24%
Arria V	30%
Cyclone IV	0%
Cyclone V	318%
HardCopy IV	59%

($ in thousands) Key Ratios & Information	March 29, 2013	December 31, 2012
Current Ratio	7:1	7:1
Liabilities/Equity	1:3	1:3
Quarterly Operating Cash Flows	$149,478	$126,709
TTM Return on Equity	17%	18%
Quarterly Depreciation Expense	$10,175	$9,170
Quarterly Capital Expenditures	$5,984	$7,201
Inventory MSOH (1): Altera	3.3	3.4
Inventory MSOH (1): Distribution	0.6	0.6
Cash Conversion Cycle (Days)	117	117
Turns	43%	40%
Book to Bill	<1.0	<1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	March 29, 2013	December 31, 2012	March 30, 2012	Sequential Change	Year- Over-Year Change
Geography
Americas	20%	19%	18%	(3)%	21%
Asia Pacific	38%	39%	43%	(7)%	(3)%
EMEA	27%	28%	23%	(11)%	22%
Japan	15%	14%	16%	(2)%	(3)%
Net Sales	100%	100%	100%	(7)%	7%

Product Category
New	39%	39%	26%	(5)%	64%
Mainstream	29%	28%	32%	(5)%	(3)%
Mature and Other	32%	33%	42%	(10)%	(20)%
Net Sales	100%	100%	100%	(7)%	7%

Vertical Market
Telecom & Wireless	41%	44%	41%	(13)%	8%
Industrial Automation, Military & Automotive	22%	21%	22%	(2)%	3%
Networking, Computer & Storage	18%	17%	17%	1%	17%
Other	19%	18%	20%	(2)%	1%
Net Sales	100%	100%	100%	(7)%	7%

FPGAs and CPLDs
FPGA	85%	84%	83%	(6)%	9%
CPLD	8%	9%	10%	(10)%	(11)%
Other Products	7%	7%	7%	(5)%	7%
Net Sales	100%	100%	100%	(7)%	7%

Product Category Description

•	New Products include the Stratix® V, Stratix IV, Arria® V, Arria II, Cyclone® V, Cyclone IV, MAX® V and HardCopy® IV devices.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II and HardCopy III devices.

•
Mature and Other Products include the Stratix II, Stratix, Arria GX, Cyclone II, Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Business Outlook for the Second Quarter 2013

Sales and Income Statement

Sequential Sales	Flat to up 4%
Gross Margin	69% +/- .5%
Research and Development	$97 to 99 million
SG&A	$77 to 79 million
Tax Rate	12% to 13%
Diluted Share Count	Approximately 324 million
Turns	High 40's
MSOH	Mid 3's

Vertical Market

Telecom & Wireless	Up
Industrial Automation, Military & Automotive	Up
Networking, Computer & Storage	Down
Other	Flat

First Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, statements regarding projected growth in the communications equipment and industrial markets in the second quarter of 2013; the status of the development of our next generation products; expected performance improvements in and the competitive position of our next generation products, our competitive advantage related to our use of Intel Tri-Gate technology; the projected development in and expansion of our OTN solutions resulting from our acquisition of TPACK; and any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section or elsewhere in this press release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Cyclone® V, Cyclone IV, Arria® V, Arria II, Stratix® V, Stratix IV FPGAs, MAX® V CPLDs and HardCopy® IV device families, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

 About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

###

ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 29, 2013	December 31, 2012	March 30, 2012

Net sales	$410,501	$439,440	$383,754
Cost of sales	126,083	133,367	114,834
Gross margin	284,418	306,073	268,920
Operating expense
Research and development expense	87,930	94,162	82,297
Selling, general, and administrative expense	78,600	74,030	69,785
Total operating expense	166,530	168,192	152,082
Operating margin (1)	117,888	137,881	116,838
Compensation expense — deferred compensation plan	3,422	358	5,736
Gain on deferred compensation plan securities	(3,422)	(358)	(5,736)
Interest income and other	(1,659)	(2,390)	(1,807)
Gain reclassified from other comprehensive income	(54)	(205)	(102)
Interest expense	2,465	2,589	937
Income before income taxes	117,136	137,887	117,810
Income tax (benefit)/expense	(3,053)	17,082	1,976
Net income	120,189	120,805	115,834

Other comprehensive (loss) income:
Unrealized (loss)/gain on investments:
Unrealized holding (loss)/gain on investments arising during period, net of tax of ($5), ($11) and $58	(1)	(889)	304
Less: Reclassification adjustments for gain on investments included in net income, net of tax of $5, $24 and $5	(49)	(44)	(20)
	(50)	(933)	284
Unrealized gain on derivatives:
Unrealized gain on derivatives arising during period, net of tax of $9 and $8	—	17	14
Less: Reclassification adjustments for gain on derivatives included in net income, net of tax of $48 and $27	—	(89)	(50)
	—	(72)	(36)
Other comprehensive (loss) income	(50)	(1,005)	248
Comprehensive income	$120,139	$119,800	$116,082

Net income per share:
Basic	$0.38	$0.38	$0.36
Diluted	$0.37	$0.37	$0.35

Shares used in computing per share amounts:
Basic	319,867	319,765	322,586
Diluted	323,021	322,209	327,061

Cash dividends per common share	$0.10	$0.10	$0.08

Tax rate	(2.6)%	12.4%	1.7%
% of Net sales:
Gross margin	69.3%	69.7%	70.1%
Research and development	21.4%	21.4%	21.4%
Selling, general, and administrative	19.1%	16.8%	18.2%
Operating margin(1)	28.7%	31.4%	30.4%
Net income	29.3%	27.5%	30.2%

Notes:
(1) We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses/(gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended
(In thousands, except per share amounts)	March 29, 2013	December 31, 2012	March 30, 2012
Operating margin (non-GAAP)	$117,888	$137,881	$116,838
Compensation expense — deferred compensation plan	3,422	358	5,736
Income from operations (GAAP)	$114,466	$137,523	$111,102

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	March 29, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$2,953,587	$2,876,627
Short-term investments	171,343	140,958
Total cash, cash equivalents, and short-term investments	3,124,930	3,017,585
Accounts receivable, net	366,417	323,708
Inventories	139,282	152,721
Deferred income taxes — current	72,803	59,049
Deferred compensation plan — marketable securities	57,627	60,321
Deferred compensation plan — restricted cash equivalents	17,115	17,116
Other current assets	47,113	49,852
Total current assets	3,825,287	3,680,352
Property and equipment, net	201,964	206,148
Long-term investments	712,040	704,758
Deferred income taxes — non-current	18,934	17,082
Other assets, net	46,485	49,488
Total assets	$4,804,710	$4,657,828

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$31,613	$50,036
Accrued liabilities	36,571	29,005
Accrued compensation and related liabilities	43,920	40,606
Deferred compensation plan obligations	74,742	77,437
Deferred income and allowances on sales to distributors	382,642	345,993
Total current liabilities	569,488	543,077
Income taxes payable — non-current	276,238	272,000
Long-term debt	500,000	500,000
Other non-current liabilities	9,188	9,304
Total liabilities	1,354,914	1,324,381
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 320,140 shares at March 29, 2013 and 319,564 shares at December 31, 2012	320	320
Capital in excess of par value	1,153,098	1,122,555
Retained earnings	2,290,836	2,204,980
Accumulated other comprehensive income	5,542	5,592
Total stockholders' equity	3,449,796	3,333,447
Total liabilities and stockholders' equity	$4,804,710	$4,657,828

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
(In thousands)	March 29, 2013	March 30, 2012

Cash Flows from Operating Activities:
Net income	$120,189	$115,834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,374	8,160
Stock-based compensation	22,242	22,393
Deferred income tax benefit	(15,606)	(7,055)
Tax effect of employee stock plans	861	10,566
Excess tax benefit from employee stock plans	(741)	(10,044)
Changes in assets and liabilities:
Accounts receivable, net	(42,709)	(39,119)
Inventories	13,439	12,828
Other assets	13,317	6,416
Accounts payable and other liabilities	(9,660)	(28,462)
Deferred income and allowances on sales to distributors	36,649	130
Income taxes payable	6,239	(4,696)
Deferred compensation plan obligations	(6,116)	2,812
Net cash provided by operating activities	149,478	89,763
Cash Flows from Investing Activities:
Purchases of property and equipment	(14,586)	(23,903)
Sales (purchases) of deferred compensation plan securities, net	6,116	(2,812)
Purchases of available-for-sale securities	(121,111)	(47,174)
Proceeds from sale and maturity of available-for-sale securities	83,394	48,387
Purchases of other investments	(176)	—
Net cash used in investing activities	(46,363)	(25,502)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	8,442	12,888
Shares withheld for employee taxes	(3,360)	(4,884)
Payment of dividends to stockholders	(31,978)	(25,822)
Repurchases of common stock	—	(8,238)
Excess tax benefit from employee stock plans	741	10,044
Net cash used in financing activities	(26,155)	(16,012)
Net increase in cash and cash equivalents	76,960	48,249
Cash and cash equivalents at beginning of period	2,876,627	3,371,933
Cash and cash equivalents at end of period	$2,953,587	$3,420,182